                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 25, 2001
                                                  ------------

                          SatCon Technology Corporation
                          -----------------------------
            (Exact Name of Registrant as Specified in Charter)

                  Delaware                                001-11512                           04-2857552
                  --------                                ---------                           ----------
State or Other Jurisdiction of Incorporation)      (Commission File Number)        (IRS Employer Identification No.)

161 First Street, Cambridge, Massachusetts                                                       02142
------------------------------------------                                                       -----
   (Address of Principal Executive Offices)                                                   (Zip Code)

Registrant's telephone number, including area code                                          (617) 661-0540
                                                                                            --------------
                                                    Not Applicable
                                                    --------------
                            (Former Name or Former Address, if Changed Since Last Report)




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Item 5.       OTHER EVENTS

         On May 29, 2001, SatCon Technology Corporation, a Delaware corporation (the "Company"), issued a press release announcing that Brown Simpson Partners I, Ltd. ("Brown Simpson") exercised a warrant to purchase 675,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"). The aggregate gross proceeds to the Company as a result of the warrant exercise was approximately $5.8 million. In connection with the warrant exercise, Brown Simpson received a new warrant to purchase 438,750 shares of Common Stock at an exercise price of $16.70 per share. The new warrant has a term of three years.

Item 7.       FINANCIAL STATEMENTS AND EXHIBITS

               (c)      Exhibits

                           10.1 Warrant, dated May 25, 2001, issued to Brown Simpson Partners I, Ltd.

                           10.2 Amendment No. 1 to Registration Rights Agreement, dated as of May 25, 2001, among the Registrant and the parties whose names appear on Schedule I thereto.

                           99 Press Release, dated May 29, 2001, issued by the Registrant.


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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          SATCON TECHNOLOGY CORPORATION

                              By: /s/ Sean F. Moran
                                 ----------------------
                                  Sean F. Moran
                                  Chief Financial Officer

Date:  May 29, 2001



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                                INDEX TO EXHIBITS

     Exhibit
     Number       Exhibit
     -------      --------
     10.1         Warrant, dated May 25, 2001, issued to Brown Simpson Partners
                  I, Ltd.

     10.2         Amendment No. 1 to Registration Rights Agreement, dated as of
                  May 25, 2001, among the Registrant and the parties whose names appear on Schedule I thereto.

     99           Press Release, dated May 29, 2001, issued by the Registrant.




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